EXHIBIT 23.1


The Board of Directors


Telewest Communications plc


We hereby consent to the use of our reports incorporated by reference and to the reference to our firm under the heading 'Experts' in the Registration Statement on Form S-4.


                                                              /s/ KPMG Audit PLC

                                                                  KPMG Audit PLC

London, England

April 14, 1998